UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2024
Date of Report (date of earliest event reported)
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ACV Auctions Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 ELLICOTT STREET #321
Buffalo, NY 14203
(Address of principal executive offices and zip code)
(800) 553-4070
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001 per share	ACVA	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warehouse Facility

On June 20, 2024, ACV Capital Funding II LLC (“ACV Funding”) entered into a $125.0 million revolving credit and security agreement (the “Warehouse Credit Agreement) with Citibank, N.A., as administrative agent (the “Administrative Agent”), and the funding agents and lenders party thereto, which provides for a revolving warehouse facility backed by auto floorplan loans originated by ACV Capital LLC (“ACV Capital”). ACV Funding is a wholly-owned, bankruptcy-remote, special-purpose subsidiary of ACV Capital. The objective of the warehouse facility is to provide liquidity to fund new originations of auto floorplan loans by ACV Capital.

From time to time during the revolving period of the facility, ACV Capital may sell and/or contribute auto floorplan loans to ACV Funding pursuant to a purchase and sale agreement (the “Purchase and Sale Agreement”) between ACV Capital and ACV Funding. The purchase of auto floorplan loans will be funded in part by borrowings by ACV Funding under the Credit Agreement. ACV Funding may request advances against the principal balance of the auto floorplan loans, subject to meeting certain requirements under the Warehouse Credit Agreement, including required over collateralization levels and maximum concentration thresholds.

The lenders under the Warehouse Credit Agreement will make advances to ACV Funding on a revolving basis through June 20, 2026. The facility matures twelve months later, unless sooner terminated or extended in accordance with its terms. The warehouse facility documentation contains events of default which, if breached, would result in the inability to draw on the facility and could result in the acceleration of payment of amounts owed to the lenders under the facility, followed by the liquidation of collateral securing the facility. The warehouse facility documentation also includes separate early amortization events which, if breached, would result in the inability to draw on the facility (but would not result in acceleration of amounts owed under the facility or the liquidation of the collateral securing the facility). The warehouse facility is not subject to scheduled amortization during the revolving period, but if the principal amount of the advances outstanding under the Warehouse Credit Agreement exceeds a borrowing base calculated in accordance with the Warehouse Credit Agreement, ACV Funding will be obligated to repay the outstanding advances to an amount which no longer exceeds the borrowing base. During the continuation of an early amortization event or event of default, all cash collections on the pool of auto floorplan loans backing the warehouse facility must be used to repay outstanding advances and other amounts due to the lenders.

Debt under the Warehouse Credit Agreement is secured by all assets of ACV Funding, including the auto floorplan loans owned by it.

Advances under the warehouse facility funded by an asset-backed commercial paper conduit through the issuance of commercial paper notes issued in the commercial paper market will bear interest generally at a rate equivalent to the weighted average annual rate of all commercial paper notes issued by the commercial paper conduit to fund its advances, plus a margin of 3.00%. Advances funded by lenders that are not commercial paper conduits, or by commercial paper conduits funded through means other than the issuance of commercial paper notes, will bear interest generally at a rate equal to (i) Term SOFR for a period of one-month (subject to a 0.00% floor), plus 0.11448% or, in certain circumstances, the Alternate Base Rate, plus (ii) a margin of 3.00%. The Alternate Base Rate is the highest of (a) the prime rate quoted in the Wall Street Journal, (b) the NYFRB rate plus 0.50% and (c)(i) 1.00% plus (ii) the Term SOFR rate for a one-month interest period. The interest rate may be increased under certain circumstances, including upon the occurrence of an early amortization event or event of default under the warehouse documentation. ACV Funding must also pay upfront and unused fees in connection with the facility.

In addition to originating and selling auto floorplan loans into the facility, ACV Capital has entered into a servicing agreement (the “Servicing Agreement”) with ACV Funding and the Administrative Agent pursuant to which ACV Capital will service the auto floorplan loans sold or contributed to ACV Funding.

In connection with the facility, ACV Auctions Inc. (the “Company”) has entered into (i) a limited indemnity agreement (the “Limited Indemnity Agreement”) in favor the Administrative Agent pursuant to which the Company provides indemnification for certain “bad act” trigger events and (ii) a performance guaranty (the “Performance Guaranty”) in favor of the Administrative Agent pursuant to which the Company guarantees the due and punctual performance by ACV Capital of its obligations under the facility.

The foregoing descriptions of the Warehouse Credit Agreement, the Purchase and Sale Agreement, the Servicing Agreement, the Limited Indemnity Agreement and the Performance Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Amendment to JPMorgan Credit Facility

On June 20, 2024, the Company entered into Amendment No. 2 (the “Amendment”) to its existing Revolving Credit Agreement, originally dated as of August 24, 2021 (the “JPM Credit Agreement”), among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Amendment, the JPM Credit Agreement was modified to permit the Company, ACV Capital and ACV Funding to enter into the transactions contemplated by the Warehouse Credit Agreement, subject to the terms and conditions set forth therein. In connection with the Amendment, the Company has agreed to cause the following subsidiaries to guarantee the debt under the JPM Credit Agreement (which guarantee will be secured by substantially all of the assets of such subsidiaries): ACV Remarketing Centers Inc., Dealers Auto Auction of Oklahoma City Inc., Cross Point NW LLC, West Texas Auction LLC, Alliance Auto Auction of Austin LLC, Alliance Auto Auction of Dallas LLC, Alliance Auto Auction LLC, 166 Auto Auction LLC, Jordan Valley Auto Body LLC and Waco Auction Inc.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date	June 26, 2024	By:	/s/ William Zerella
William Zerella
Chief Financial Officer